AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 2008

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3065014
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5245 HELLYER AVENUE

SAN JOSE, CA 95138

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

POWER INTEGRATIONS, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

BALU BALAKRISHNAN

CHIEF EXECUTIVE OFFICER

POWER INTEGRATIONS, INC.

5245 HELLYER AVENUE

SAN JOSE, CA 95138

(408) 414-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Timothy J. Moore, Esq.

Brett D. White, Esq.

COOLEY GODWARD KRONISH LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☒

Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock, no par value per share, reserved for future issuance under the Employee Stock Purchase Plan	1,000,000	$31.38 (2)	$31,380,000 (2)	$1,233.24 (2)
Preferred Share Purchase Rights	(3)	(3)	(3)	(3)

(1)	Pursuant to Rule 416(a), this Registration Statement shall cover any additional shares of Common Stock of Power Integrations (the “Company” or “Registrant”) that become issuable under the Company’s Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h). The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering Price are based upon the average of the high and low sales prices (which was $31.38) of Registrant’s Common Stock on July 16, 2008 as quoted on the Nasdaq Global Select Market.

(3)	Preferred Share Purchase Rights, which are attached to the shares of Common Stock to be issued but do not trade separately from the shares of Common Stock until a triggering event. No additional offering price attaches to these rights.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Power Integrations, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2008;

(b) The Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2008;

(c) The Company’s Current Reports on Form 8-K filed with the SEC on February 4, 2008, February 8, 2008, April 25, 2008, June 19, 2008, and June 25, 2008;

(d) The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed on December 1, 1997 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description; and

(e) The description of the Company’s Preferred Share Purchase Rights which is contained in a registration statement on Form 8-A filed on March 12, 1999 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregister all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s certificate of incorporation limits the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware as it currently exists. Consequently, subject to the General Corporation Law of the State of Delaware, no director will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for (1) any breach of the director’s duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law, or (4) any transaction from which the director derived an improper personal benefit.

The Company’s bylaws provide that it will indemnify its directors and officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law.

The Company is authorized to enter into agreements to indemnify directors, certain officers and other agents, in addition to indemnification provided for in the Company’s certificate of incorporation or bylaws. These agreements, among other things, indemnify the Company’s directors and certain officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by the Company arising out of the person’s services as the Company’s director or officer or any other company or enterprise to which the person provides services at the Company’s request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. The Company also currently maintains liability insurance for officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Note	Description

3.1	(1)	Restated Certificate of Incorporation.

3.2	(2)	Certificate of Amendment to Restated Certificate of Incorporation.

3.3	(3)	Form of Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock.

3.4	(4)	Certificate of Amendment to Restated Certificate of Incorporation.

3.5	(5)	Amended and Restated Bylaws.

4.1		Reference is made to Exhibits 3.1 to 3.5.

4.2	(6)	Rights Agreement between the Company and BankBoston N.A., dated as of February 24, 1999.

4.3	(7)	Amendment to Rights Agreement between the Company and BankBoston N.A., dated as of October 9, 2001.

5.1		Opinion of Cooley Godward Kronish LLP.

23.1		Consent of Independent Registered Public Accounting Firm.

23.3		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages.

99.1	(8)	1997 Employee Stock Purchase Plan, as amended.

(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 1999 (File No. 000-23441).

(2)	Incorporated by reference from Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2002 (File No. 000-23441).

(3)	Filed as Exhibit A to the Form of Rights Agreement between the Company and BankBoston N.A., dated February 24, 1999 and incorporated by reference from the Exhibit 1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999 (File No. 000-23441).

(4)	Incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission November 9, 2007 (File No. 000-23441).

(5)	Incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission November 9, 2007 (File No. 000-23441).

(6)	Incorporated by reference from Exhibit 1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999 (File No. 000-23441).

(7)	Incorporated by reference from Exhibit 4.3 to the Company’s Quarterly report on Form 10-Q filed with the Securities and Exchange Commission November 9, 2001 (File No. 000-23441).

(8)	Incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2008 (File No. 000-23441).

ITEM 9. UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on July 22, 2008.

POWER INTEGRATIONS, INC.

By:	/s/ Bill Roeschlein
Bill Roeschlein
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Balu Balakrishnan and Bill Roeschlein, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Balu Balakrishnan Balu Balakrishnan	President and Chief Executive Officer (Principal Executive Officer)	July 22, 2008

/s/ Bill Roeschlein Bill Roeschlein	Chief Financial Officer (Principal Financial and Accounting Officer)	July 22, 2008

E. Floyd Kvamme	Director

/s/ Steven J. Sharp Steven J. Sharp	Director	July 22, 2008

/s/ R. Scott Brown R. Scott Brown	Director	July 22, 2008

/s/ Nicholas Brathwaite Nicholas Brathwaite	Director	July 22, 2008

/s/ Alan D. Bickell Alan D. Bickell	Director	July 22, 2008

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	July 22, 2008

/s/ James Fiebiger James Fiebiger	Director	July 22, 2008

EXHIBIT INDEX

Exhibit Number	Note	Description

3.1	(1)	Restated Certificate of Incorporation.

3.2	(2)	Certificate of Amendment to Restated Certificate of Incorporation.

3.3	(3)	Form of Certificate of Designation, Preferences and Rights of the Terms of the Series A Preferred Stock.

3.4	(4)	Certificate of Amendment to Restated Certificate of Incorporation.

3.5	(5)	Amended and Restated Bylaws.

4.1		Reference is made to Exhibits 3.1 to 3.5.

4.2	(6)	Rights Agreement between the Company and BankBoston N.A., dated as of February 24, 1999.

4.3	(7)	Amendment to Rights Agreement between the Company and BankBoston N.A., dated as of October 9, 2001.

5.1		Opinion of Cooley Godward Kronish LLP.

23.1		Consent of Independent Registered Public Accounting Firm.

23.3		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney is contained on the signature pages.

99.1	(8)	1997 Employee Stock Purchase Plan, as amended.

(1)	Incorporated by reference from Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 1999 (File No. 000-23441).

(2)	Incorporated by reference from Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2002 (File No. 000-23441).

(3)	Filed as Exhibit A to the Form of Rights Agreement between the Company and BankBoston N.A., dated February 24, 1999 and incorporated by reference from the Exhibit 1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999 (File No. 000-23441).

(4)	Incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission November 9, 2007 (File No. 000-23441).

(5)	Incorporated by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission November 9, 2007 (File No. 000-23441).

(6)	Incorporated by reference from Exhibit 1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 1999 (File No. 000-23441).

(7)	Incorporated by reference from Exhibit 4.3 to the Company’s Quarterly report on Form 10-Q filed with the Securities and Exchange Commission November 9, 2001 (File No. 000-23441).

(8)	Incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2008 (File No. 000-23441).